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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                      Date of Report:  November 24, 1998
                       (Date of earliest event reported)


                           KILROY REALTY CORPORATION
            (exact name of registrant as specified in its charter)

       MARYLAND                     COMMISSION FILE:            95-4598246
(State or other jurisdiction           1-12675              (I.R.S. Employer
   of incorporation or                                      Identification No.)
      organization)


                          2250 EAST IMPERIAL HIGHWAY
                                  SUITE 1200
                         EL SEGUNDO, CALIFORNIA  90245
         (Address of Principal executive offices, including zip code)



                                (310) 563-5500
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

ISSUANCE OF PREFERRED LIMITED PARTNERSHIP UNITS

     On November 24, 1998, Kilroy Realty, L.P., a Delaware limited partnership (the "Operating Partnership") and a subsidiary of Kilroy Realty Corporation, a Maryland corporation (the "Company") and the Operating Partnership's general partner, completed the private placement of 700,000 units of 9.375% Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units"), representing limited partnership interests in the Operating Partnership, to two institutional investors for an aggregate contribution to the Operating Partnership of $35.0 million. The Operating Partnership plans to use the net proceeds of approximately $34.1 to reduce the balance of its revolving credit facility.

  Series C Preferred Units

     General. Each Series C Preferred Unit will be entitled to receive cumulative preferential distributions from the date of issue, payable on or before the 15th of February, May, August and November of each year, in cash, commencing February 15, 1999, at a rate of 9.375% per annum in preference to any payment made on any other class or series of partnership interest of the Operating Partnership, other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series C Preferred Units.

     Ranking. The Series C Preferred Units will rank on parity with the Operating Partnership's 8.075% Series A Cumulative Redeemable Preferred Units with respect to distributions and rights upon liquidation, dissolution, or winding-up, and senior to all other classes or series of preferred partnership units not designated as being on parity with the Series C Preferred Units.

     Limited Consent Rights. Holders of the Series C Preferred Units do not have the right to vote on partnership matters. However, without the consent of the holders of two-thirds of the Series C Preferred Units, the Operating Partnership will not be permitted to (i) issue units of partnership interest senior to the Series C Preferred Units, (ii) issue units of partnership interest on parity with the Series C Preferred Units to an affiliate of the Operating Partnership, and (iii) consolidate with, merge into, or transfer substantially all of its assets to, any corporation or other entity, or amend or alter the terms of the Operating Partnership's partnership agreement whether by merger, consolidation or otherwise, in each case if the rights and privileges of the holders of the Series C Preferred Units would be materially and adversely affected.

     Redemption and Exchange. Beginning November 24, 2003, the Series C
Preferred Units may be redeemed by the Operating Partnership out of proceeds from issuances of the Company's capital stock at a redemption price equal to $50.00 per unit plus accrued and unpaid distributions to the date of redemption. Beginning November 24, 2008, the Series C Preferred Units may be exchanged, in whole but not in part, into shares of the Company's 9.375% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"), at the option of
51% of the holders, subject to certain limitations in order for the Company to maintain its status as a real estate investment trust ("REIT") for federal income tax purposes. In addition, the Series C Preferred Units may be exchanged into shares of Series C Preferred Stock at any time if (i) distributions on the Series C Preferred Units have not been made for six (6) prior quarterly
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distribution periods, whether or not consecutive, (ii) the Operating Partnership is or is likely to become a "publicly traded partnership" for federal income tax purposes, (iii) the Series C Preferred Units would not be considered "stock and securities" for federal income tax purposes or (iv) the Operating Partnership believes that the character of its assets and income would not allow it to qualify as a REIT if the Operating Partnership were a corporation. The Series C Preferred Units are not convertible into any other securities of the Operating Partnership.

     Series C Preferred Stock

     General. Each share of Series C Preferred Stock into which the Series C Preferred Units may be exchanged will be entitled to receive cumulative preferential dividends from the date of issue (including any accrued but unpaid distributions in respect of Series C Preferred Units (as defined herein) at the time that such units are exchanged for shares of Series C Preferred Stock), payable on or before the 15th of February, May, August, and November of each year, in cash, at the rate of 9.375% per annum in preference to any payment made on any other classes or series of capital stock or other equity securities of the Company, other than any class or series of equity securities of the Company expressly designated as ranking on a parity with or senior to the Series C Preferred Stock.

     Redemption. The Series C Preferred Stock may be redeemed, at the Company's option, on and after November 24, 2003, in whole or in part from time to time, at a redemption price payable in cash equal to $50.00 per share, plus any accrued but unpaid dividends to the date of redemption. The redemption price of the Series C Preferred Stock (other than the portions thereof consisting of accumulated but unpaid dividends) will be payable solely out of proceeds from issuances of the Company's capital stock of the Company.

     Limited Voting Rights. If at any time full distributions shall not have been timely made on any Series C Preferred Stock with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, the holders of such Series C Preferred Stock, voting together as a single class with the holders of each class or series of parity preferred stock (including the 8.075% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock")), will have the right to elect two additional directors to the Board of Directors at a special meeting called by the holders of record of at least 10% of the then outstanding shares of Series C Preferred Stock and any parity preferred stock (including the Series A Preferred Stock), or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarter have been paid in full. Thereafter, the holders of Series C Preferred Stock will be divested of their voting rights and the term of any member of the Board of Directors elected by the holders of Series C Preferred Stock and holders of any other shares of parity preferred stock (including the Series A Preferred Stock) shall terminate. In addition, for so long as any shares of Series C Preferred Stock are outstanding, without the consent of two-thirds of the holders of the Series C Preferred Stock then outstanding, the Company may not (i) designate, authorize or create, or increase the authorized or issued amount of, reclassify any authorized class of shares or issue obligations or securities convertible into, shares of any class of equity securities ranking prior to the Series C Preferred Stock with respect to distributions and rights upon liquidation, dissolution, or winding up, (ii) designate, authorize or create, or increase the authorized or issued amount of, reclassify any authorized class of shares or issue obligations or securities convertible into, shares of any class of equity securities ranking equal to the Series C Preferred Stock with respect to distributions and rights upon liquidation, dissolution, or winding up, but only to the extent that such securities are issued to an affiliate of the Company, or (iii)

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either (A) consolidate with, merge into, or transfer or lease substantially all of the assets to, any corporation or other entity, or (B) amend or repeal the provisions of the Articles of Incorporation that adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock; provided, however, that with respect to clause (iii) above, so long as the Company is the surviving entity and the Series C Preferred Stock remains outstanding on the same terms, or the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series C Preferred Stock other preferred stock having substantially the same terms and rights as the Series C Preferred Stock. The Series C Preferred Stock will have no voting rights other than as discussed above and as otherwise provided by applicable law.

     Liquidation Preference. Each share of Series C Preferred Stock is entitled to a liquidation preference of $50.00 per share, plus any accrued but unpaid dividends, in preference to any other class or series of capital stock of the Company, other than any class or series of equity securities of the Company expressly designated as ranking on a parity with or senior to the Series C Preferred Stock.

                                 *  *  *  *  *

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ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.


(c)      EXHIBITS


Exhibit
  No.                              Description
-------                            ------------

  3.1       Articles Supplementary of the Registrant, filed November 24, 1998
  3.2       Registration Rights Agreement dated November 24, 1998
 10.1 Fourth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P. dated November 24, 1998

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                               KILROY REALTY CORPORATION



Date:  December 9, 1998        By /s/ Ann Marie Whitney
                                  -----------------------------------------
                                  Name:   Ann Marie Whitney
                                  Title:  Vice President and Controller

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                                 EXHIBIT INDEX


Exhibit                                                                             Sequentially
  No.                                        Description                            Numbered Page
-------                                      -----------                            -------------

  3.1             Articles Supplementary of the Registrant, filed November 24, 1998
  3.2             Registration Rights Agreement dated November 24, 1998
 10.1             Fourth Amended and Restated Agreement of Limited Partnership
                  of Kilroy Realty, L.P. dated November 24, 1998